Exhibit 5(a)

Deferred Variable Annuity Application

American General Life Insurance Company Domicile State: Texas Address mail to: Annuity Service Center	Regular Mail with checks: P.O. Box 100330 Pasadena, CA 91189-0330 without checks: P.O. Box 15570 Amarillo, TX 79105-5570	Overnight Mail with checks: 2710 Media Center Drive Building #6, Suite 120 Los Angeles, CA 90065-1750 without checks: 1050 North Western Street Amarillo, TX 79106-7011	1-800-445-7862
The indicates a required response. Please print or type.

1 Product Selection (Solicitation state indicates the state in which this Application is signed.)

Product Name	Solicitation state

Polaris Advisory Income Variable Annuity	(Enter two-character state code)

2 Owner(s) Information

Applications for certain non-naturally owned contracts may not be accepted. If the Owner indicated below is not a person, please contact the Annuity Service Center prior to submitting this application.

Name	Male	Female

Address	City	State	Zip

Birth Date	SSN or TIN	Phone	Email

Joint Owner (if applicable) Name	Male	Female

Address	City	State	Zip

Birth Date	SSN or TIN	Relationship to Owner	Phone

3 Annuitant(s) Information Same as Owner (Complete only if different from Owner)

Name	Male	Female

Address	City	State	Zip

Birth Date	SSN or TIN	Phone	Email

Joint Annuitant (if applicable) Name	Male	Female

Address	City	State	Zip

Birth Date	SSN or TIN	Phone

ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN REDEEMED, ARE VARIABLE, ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT, AND MAY BE WORTH MORE OR LESS THAN THE TOTAL AMOUNT INVESTED.

For applicants in Alaska only: If You are not satisfied with the Contract, You may return it to Our Annuity Service Center or to the agent through whom it was purchased within 10 days (30 days if the Contract replaced any other life insurance or annuity contract(s)) after You receive it. The Company will refund the greater of Purchase
Payment(s) paid or the Contract Value on the business day during which the Contract is received. If the Contract replaced any other life insurance or annuity contract(s), the Company will refund the Contract Value on the business day during which the Contract is received. Upon any refund, the Contract shall be void. Upon Your written request, we will provide You with factual information regarding benefits and provisions of the annuity Contract within 10 days.

For applicants in Arizona only: Upon Your written request, we will provide You, within a reasonable period of time, factual information regarding the benefits and provisions of the variable annuity Contract for which You are applying. If for any reason You are not satisfied with the Contract, You may return the Contract within ten days (30 days if You are age 65 or older on the date of the Application or if the Contract replaced any other life insurance or annuity contract(s)) after You receive it. You will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the Contract and (2) the Contract Value on the date the returned Contract is received by Our Company or agent. Upon such refund, the Contract will be void.

AGA-580 (10/16)	VA580.2 Rev. 10.17	Page 1 of 9

4   Beneficiary Information

Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the Additional Beneficiary Information form (SA2224BNE) and submitted with this Application. Note: If a Living Benefit is elected with Joint Life (2 covered persons) under Section 6(a) below, you must provide the spousal beneficiary information here. (In New Jersey and California, spouse includes civil union partners.)

Joint Owners (Joint Annuitants if non-individual owner) shall be each other’s sole primary beneficiary and any other beneficiary(ies) listed will be designated as “contingent.” If only one Owner is listed and the beneficiary type is not selected, the beneficiary will be designated as “primary.” For non-individually owned, custodially held IRAs, 457 and tax-qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application. If multiple beneficiaries are specified, percentages must total 100% and the beneficiary type must be selected. If no percentages are referenced and the beneficiary type is not selected, the listed beneficiaries will be designated “primary” beneficiaries and will share the death benefit equally, unless later modified by the Owner.

1.	Beneficiary Name	❑ Primary ❑ Contingent

Address

Relationship	Beneficiary %	SSN/TIN	Phone

Birth/Trust Date	Email	❑ Male ❑ Female

2.	Beneficiary Name	❑ Primary ❑ Contingent

Address

Relationship	Beneficiary %	SSN/TIN	Phone

Birth/Trust Date	Email	❑ Male ❑ Female

3.	Beneficiary Name	❑ Primary ❑ Contingent

Address

Relationship	Beneficiary %	SSN/TIN	Phone

Birth/Trust Date	Email	❑ Male ❑ Female

5   Contract Type (select one) and Source of Funds

Initial Payment: Make check payable to American General Life Insurance Company. If this is a 1035 Exchange, Transfer or Rollover, please complete the Request for Transfer of Assets form (SA2500RL) and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

5a. Non-Qualified Contract Indicate source of funds and estimated initial Purchase Payment amount below.		Or	5b. Qualified Contract Indicate type of plan for new Contract, source of funds and estimated initial Purchase Payment amount below.
Source of Funds	Amount		Type of Plan for New Contract		Source of Funds	Amount
❑ Amount enclosed ❑ 1035 Exchange ❑ Transfer of Assets	$ $ $		❑ IRA ❑ Roth IRA ❑ SEP ❑ 457	❑ Keogh ❑ 401(a)* ❑ 401(k)*	❑ Amount enclosed ❑ Transfer ❑ Rollover ❑ Contribution	$ $ $ $
❑ Funds coming direct	$		❑ Other (i.e. PSP, Defined Benefit Plan)		IRA Tax Year:
❑ Other	$		*Is plan subject to ERISA? ❑ Yes ❑ No		❑ Funds coming direct	$

AGA-580 (10/16)	VA580.2 Rev. 10.17

6 Benefit Elections

Please consult with your investment advisor to determine if the Benefit Elections are appropriate for you. Please see the prospectus and/or your investment advisor for details regarding Benefit Elections, the maximum issue age, Investment Requirements and the additional fee associated with each Benefit Election.

6(a). Living Benefit Elections: You must elect one feature, number of lives and income option in the Living Benefit Elections below.

Living Benefit Elections

The Maximum Annual Withdrawal Amount (MAWA) percentages shown below are for those who take their first withdrawal at ages 65-71. Depending on your Living Benefit election and when you take your first withdrawal, the MAWA percentages may be lower (under age 65) or higher (age 72 and older) than the percentages shown below. Please see the prospectus for MAWA percentages and other income protections applicable to each Living Benefit.

Select One Feature	Polaris Income Plus	Polaris Income Plus Daily
	(minimum issue age is 45)	(minimum issue age is 45)

Step-up Frequency	• Annual (with Income Credit)	• Daily (no Income Credit)
Select Number of Lives	Single Life or Joint Life*
Select One Income Option	Option 1 – Single Life: 6.0% MAWA Joint Life: 5.5% MAWA Option 2 – Single Life: 7.0% MAWA Joint Life: 6.5% MAWA Option 3 – Single Life: 5.0% for Life Joint Life: 4.5% for Life

*If selecting Joint Life Coverage, you must complete the spousal Beneficiary Information including the SSN and date of birth in Section 4.

Select your investment choice(s) in Section 7(a) on page 4 for Polaris Income Plus or Section 7(b) on page 5 for Polaris Income Plus Daily.

6(b).  Optional Death Benefit Elections: If an Optional Death Benefit is NOT elected, the beneficiary(ies) will receive the Contract Value death benefit provided in the Contract.

Return of Purchase Payment (ROP)

Maximum Anniversary Value (MAV)

7 Investment Options / Optional Programs

General Instructions: Please consult with your investment advisor to determine the investment options and optional programs that are best suited for your retirement needs.

Initial Purchase Payment: We automatically allocate 10% of your initial Purchase Payment to the Secure Value Account (SVA), which provides a 1-Year Guarantee Period. You may allocate the remaining 90% to any of the investment choices in accordance with the Investment Options in Section 7(a) or 7(b), where appropriate.

Automatic Asset Rebalancing: As required by the Living Benefit elected above, we rebalance your investment choice(s) quarterly to the investment options you select in Section 7(a) or 7(b). We do not include the Secure Value Account in rebalancing.

If you elected Polaris Income Plus	Select your investment options in Section 7(a) on page 4 and any optional programs in Section 7(c) below.

If you elected Polaris Income Plus Daily	Select your investment options in Section 7(b) on page 5 and any optional programs in Section 7(c) below.

AGA-580 (10/16)	VA580.2 Rev. 10.17

7(a). Polaris Income Plus — Investment Options

Investment Options (Invest in one or more of the Portfolios below)
Indicate your initial Purchase Payment investment choice(s) in the Payment Allocation column below. To gradually invest using a DCA Account, invest up to 90% in a DCA Account Option for your initial Purchase Payment in the Payment Allocation column and then choose the DCA Target Allocation(s) (investment options into which funds will gradually be transferred over 6 months or 1 year, beginning 30 days from the date your initial Purchase Payment is received) below. Use whole percentages only.

Payment Allocation
(Complete initial Purchase Payment allocation)
Automatic Secure Value Account Allocation 10% Automatic Payment Allocation
Secure Value Account	10%

DCA Account Options Invest up to 90% Payment Allocation of your initial Purchase Payment directly below and indicate your DCA
Target Allocations totaling 100% in any combination of the Variable Portfolios listed below.
6-Month DCA Account	%
1-Year DCA Account	%

Variable Portfolios
DCA Target Allocation (Complete if selecting a DCA Account)
Fund-of-Funds with Volatility Control Invest up to 90% Payment Allocation (100% of your DCA Target Allocation) of your initial Purchase Payment in any combination of the following portfolios.
SA VCP Dynamic Allocation Portfolio	%	%
SA VCP Dynamic Strategy Portfolio	%	%
SA VCP Index Allocation Portfolio	%	%

Single-Manager Volatility Control Portfolios Invest up to 50% Payment Allocation (up to 55% of your DCA Target Allocation)
of your initial Purchase Payment in each of the following portfolios; with a maximum of 90% total (100% of your DCA Target Allocation) in any combination of the following portfolios.
SA American Funds VCP Managed Asset Allocation Portfolio	%	%
SA BlackRock VCP Global Multi Asset Portfolio	%	%
SA Invesco VCP Equity-Income Portfolio	%	%
SA PIMCO VCP Tactical Balanced Portfolio	%	%
SA Schroders VCP Global Allocation Portfolio	%	%
SA T. Rowe Price VCP Balanced Portfolio	%	%

Fixed Income Portfolios Invest up to 90% Payment Allocation (100% of your DCA Target Allocation) of your initial Purchase Payment in any combination of the following portfolios.
Goldman Sachs VIT Government Money Market Fund	%	%
SA DFA Ultra Short Bond Portfolio	%	%
SA Federated Corporate Bond Portfolio	%	%
SA Fixed Income Intermediate Index Portfolio	%	%
SA Fixed Income Index Portfolio	%	%
SA Goldman Sachs Global Bond Portfolio	%	%
SA JPMorgan MFS Core Bond Portfolio	%	%
SA Wellington Government and Quality Bond Portfolio	%	%
SA Wellington Real Return Portfolio	%	%

Grand Total (for all sections above)	100%	100%

Important: If you elected Polaris Income Plus Daily, please select your investment choices on the next page.

7(b).  Instructions for Income Plus Daily

Indicate your initial Purchase Payment investment choice(s) in the Payment Allocation column on the next page. To gradually invest using a DCA Account, invest up to 90% in a DCA Account Option for your initial Purchase Payment in the Payment Allocation column and then choose the DCA Target Allocation(s) (investment options into which funds will gradually be transferred over 6 months or 1 year, beginning 30 days from the date your initial Purchase Payment is received) on the next page. Use whole percentages only.

AGA-580 (10/16)	VA580.2 Rev. 10.17

7(b). Polaris Income Plus Daily — Investment Options continued

Investment Options (Invest in one or more of the Portfolios below)

Payment Allocation (Complete initial Purchase Payment allocation)
Automatic Secure Value Account Allocation 10% Automatic Payment Allocation
Secure Value Account	10%

Invest up to 90% Payment Allocation of your initial Purchase Payment directly below and if using a DCA Account Option indicate your
DCA Target Allocations totaling 100% in any combination of the Variable Portfolios listed further below (under the DCA Account
Options section).
DCA Account Options
6-Month DCA Account	%
1-Year DCA Account	%

Variable Portfolios
DCA Target Allocation (Complete only if using a DCA Account)
Index Allocation Portfolios
SA Index Allocation 60/40 Portfolio	%	%
SA Index Allocation 80/20 Portfolio	%	%
SA Index Allocation 90/10 Portfolio	%	%

Asset Allocation Portfolios
SA American Funds Asset Allocation Portfolio	%	%
SA BlackRock Multi-Asset Income Portfolio	%	%
SA Edge Asset Allocation Portfolio	%	%
SA Goldman Sachs Multi-Asset Insights Allocation Portfolio	%	%
SA JPMorgan Balanced Portfolio	%	%
SA Legg Mason Tactical Opportunities Portfolio	%	%
SA MFS Total Return Portfolio	%	%
SA Putnam Asset Allocation Diversified Growth Portfolio	%	%
SA T. Rowe Price Asset Allocation Growth Portfolio	%	%
SA Wellington Multi-Asset Income Portfolio	%	%

Actively Managed Fund-of-Funds
SA Allocation Balanced Portfolio	%	%
SA Allocation Growth Portfolio	%	%
SA Allocation Moderate Portfolio	%	%
SA Allocation Moderate Growth Portfolio	%	%

Volatility Control Portfolios
SA American Funds VCP Managed Asset Allocation Portfolio	%	%
SA BlackRock VCP Global Multi Asset Portfolio	%	%
SA Invesco VCP Equity-Income Portfolio	%	%
SA PIMCO VCP Tactical Balanced Portfolio	%	%
SA Schroders VCP Global Allocation Portfolio	%	%
SA T. Rowe Price VCP Balanced Portfolio	%	%
SA VCP Dynamic Allocation Portfolio	%	%
SA VCP Dynamic Strategy Portfolio	%	%
SA VCP Index Allocation Portfolio	%	%

Fixed Income Portfolios
Goldman Sachs VIT Government Money Market Fund	%	%
SA DFA Ultra Short Bond Portfolio	%	%
SA Federated Corporate Bond Portfolio	%	%
SA Fixed Income Index Portfolio	%	%
SA Fixed Income Intermediate Index Portfolio	%	%
SA Goldman Sachs Global Bond Portfolio	%	%
SA JPMorgan MFS Core Bond Portfolio	%	%
SA Wellington Government and Quality Bond Portfolio	%	%
SA Wellington Real Return Portfolio	%	%
Grand Total (for all sections above)	100%	100%

AGA-580 (10/16)	VA580.2 Rev. 10.17

7 Investment Options / Optional Programs continued
7(c).	Optional Program

Systematic Withdrawal: If you and your investment advisor determined that a Systematic Withdrawal Program is appropriate for you, include the Systematic Withdrawal Program form (SA5550SW) with this Application.

7(d).	Telephone, Electronic Transaction, and Electronic Delivery Authorization
Yes No Telephone Transaction Authorization Yes No Electronic Transaction Authorization

Your Contract, if issued, will allow for pre-authorized transfer privileges. These privileges allow the authorized investment advisor and any other person(s) authorized by the Owner of the Contract who can furnish proper identification (upon completion by Owner of the authorization below) to make transfers and to change the allocation of future payments.

American General Life Insurance Company (“The Company”) and its affiliates and their directors, trustees, officers, employees, representatives, and/or investment advisors will NOT be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expenses in acting in accordance with such instructions, and Owner will bear the risk of any such loss (not applicable in Nebraska and Nevada).

The Company will employ reasonable procedures to authenticate that the transfer instructions are genuine and will provide confirmation of all transactions to Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. If no selection is made above, the Company will assume that you authorize telephone transfers and/or electronic requests.

For applicants in California, Florida, Iowa, Nebraska, Nevada, New Hampshire, New Mexico, North Dakota and Vermont: If no election is made, the Company will assume you do NOT want to authorize telephone and/or electronic transfers.

Yes   No    Electronic Delivery Consent: I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my contract including but not limited to:

•   Regulatory disclosure documents (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds).

•   Account documents (periodic statements and confirmations);

•   Policy Forms (annuity contract and applicable endorsements and riders, if permitted by state law);

•   Tax Forms; and

•   Annuity related correspondence (privacy notice and other notices to customers), as permitted by law.

I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically by email, or by email notice of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

•   There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

•   I must notify Company promptly when my email address changes.

•   I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.

•   The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format.

•   For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive email notices.)

•   This consent is effective until further notice by the Company or until I revoke it.

Please call 1-800-445-7862 if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below.

*Email address:

Owner’s Signature (California residents only):

* Custodially owned contracts: Please provide the annuitant’s email address. Other non-natural owners (such as trusts): please provide the email address of the authorizing signatory.

AGA-580 (10/16)	VA580.2 Rev. 10.17

8   Notices and Disclaimers

Fraud Warning (applies to all states, except Arizona, Virginia and the states noted below): Any person, who with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

For applicants in Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or who knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to restitution, fines or confinement in prison, or any combination thereof.

For applicants in Arkansas, Massachusetts, Rhode Island, and West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in Colorado: Fraud Warning: It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

For applicants in the District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

For applicants in Kentucky: Fraud Warning: Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime.

For applicants in Maryland: WARNING: Any person who knowingly OR willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly OR willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in Maine, Tennessee, and Washington: Fraud Warning: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

For applicants in New Jersey: Fraud Warning: Any person who includes any false information on an application for an insurance policy is subject to criminal and civil penalties.

For applicants in New Mexico: Fraud Warning: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to civil fines and criminal penalties.

For applicants in Ohio: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing any false, incomplete, or misleading information is guilty of insurance fraud.

For applicants in Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

For applicants in Pennsylvania: Fraud Warning: Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

9 Acknowledgements and Signature(s)

9(a).	Replacement
	Yes No	Do you have any existing life insurance policies or annuity contracts? (Must check either Yes or No.)
	Yes No	Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance policies or annuity contracts? (Must check either Yes or No.)

Please provide the replacement information on the required forms, which can be obtained from your investment advisor, and include them with this Application, when applicable.
9(b).	For California residents only: California Right-to-Examine Period
For Owners and Annuitants age 60 and older. Under California law, there is a 30-day Right-to-Examine period of your Contract. The amount that will be returned to you if you cancel your Contract during this 30-day period will depend on the election below, which designates where your Purchase Payments will be allocated during the Right-to-Examine period. Please check one of the following boxes. If you do not check one of these boxes, we will automatically invest your funds in a money market investment option or similar portfolio for 36 days from the date we issue the Contract.

AGA-580 (10/16)	VA580.2 Rev. 10.17

9	Acknowledgements and Signature(s) continued
After consulting with my investment advisor, I request that my funds be invested in a money market investment option or similar portfolio for 36 days from the date the Company issues the Contract, unless I direct otherwise later during the waiting period. I understand by doing so, I will receive a refund of Purchase Payments plus any fees paid if I elect to cancel this Contract.
After consulting with my investment advisor, I request that my funds be invested immediately in my chosen stock and/or bond portfolios. I understand that by doing so, I am subjecting my investment to market gain/losses during the waiting period and I will receive a refund of the Contract’s account value plus any fees paid if I elect to cancel this Contract.
9(c).	Statement of Owner(s)

I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the Contract. By signing below, I declare the following:

•  I have received, read, and understand the Buyer’s Guide for Deferred Annuities.

•  I acknowledge receipt, either physically or electronically, of the current prospectus, which includes the applicable investment options, for this variable annuity.

•  After consulting with my investment advisor and reviewing the prospectus, I confirm that this variable annuity and the Benefit Elections I selected, which include additional fees, are suitable for my objectives and needs. I understand that the company issues other annuities with similar benefits and limitations, which may have lower charges. I have discussed the alternatives with my investment advisor.

•  I have consulted with my investment advisor for advice or recommendations regarding the purchase of this variable annuity contract. American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.

•  I acknowledge that I have read the current prospectus for this variable annuity carefully and understand their contents. (Iowa exempted)

•  I UNDERSTAND THAT ALL PURCHASE PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT BY THE COMPANY, THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT; ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY, FEDERAL OR STATE. I BEAR ALL MARKET RISKS, EXCEPT ON AMOUNTS ALLOCATED TO THE AVAILABLE FIXED ACCOUNT OPTIONS.

•  If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

•  I understand that the Company reserves the right to allocate my Purchase Payment(s) to a cash management investment option or similar portfolio until the end of the Right-to-Examine / Right to Cancel period.

•  My answers are representations and not warranties, and are true and correct to the best of my knowledge and belief.

Owner’s signature	Date

Joint Owner’s signature (if applicable)	Date

10	Investment Advisor Information and Signature(s)

10(a).	Replacement
	Yes No	Do you have reason to believe that the applicant has any existing life insurance policies or annuity contracts?
	Yes No	Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction assuming that the Contract applied for will be issued?

10(b).	Acknowledgements

I certify that the Application was signed and dated by the Owner after all answers and information were recorded herein; and I have truly and accurately recorded on this form all of the information provided by the Owner. Further, by signing below, I certify:

•  I have instructed the applicant to answer the questions in Section 9(a) appropriately. I am providing the replacement information on the required forms, which can be obtained at aig.com/annuities, and including them with this Application, when applicable.

•  I have delivered a Buyer’s Guide for Deferred Annuities to the owner.

•  I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity; and (b) have used only current, approved sales material.

AGA-580 (10/16)	VA580.2 Rev. 10.17

10   Investment Advisor Information and Signature(s) continued

•  I understand that American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.

•  I have verified the identity of the owner and annuitant, if the owner is non-natural, by reviewing a government-issued photo identification and any other required documentation.

1. Investment Advisor’s/Agent’s signature

Investment Advisor’s/Agent’s name (please print)

Address	City

State	Zip	Phone	Investment Advisor/Agent ID number

Email	Broker/Dealer firm name

If State of Sale is Florida, Florida License Identification number	SSN (1st 5 digits only)

2. Investment Advisor’s/Agent’s signature

Investment Advisor’s/Agent’s name (please print)

Address	City

State	Zip	Phone	Investment Advisor/Agent ID number

Email	Broker/Dealer firm name

If State of Sale is Florida, Florida License Identification number	SSN (1st 5 digits only)

3. Investment Advisor’s/Agent’s signature

Investment Advisor’s/Agent’s name (please print)

Address	City

State	Zip	Phone	Investment Advisor/Agent ID number

Email	Broker/Dealer firm name

If State of Sale is Florida, Florida License Identification number	SSN (1st 5 digits only)

For investment advisor use only. Please contact your home office with any questions.

Note: If there are more than three investment advisors, please include the information required above on a separate document for the remaining investment advisor(s) and submit with this Application.

AGA-580 (10/16)	VA580.2 Rev. 10.17